UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 24 , 2004

Date of Report (date of earliest event reported)

Modern Technology Corp.

(Exact name of Registrant as specified in its charter)

Nevada	002-80891	11-2620387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1237 State Road 30, ETTA, MS 38627
(Address of principal executive offices)

(662) 236-5928
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.      CHANGES IN CONTROL OF REGISTRANT

 On March 24, 2004 the Board of Directors of Modern Technology Corp. nominated and elected three new board members: Anthony Welch as Chairman of the Board and Chief Executive Officer, Mike McKim as Director, and Robert Church as Director.

Arthur Seidenfeld and Anne Seidenfeld concurrently resigned their positions as Directors and Officers of Modern Technology Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modern Technology Corp.
Date: March 25th, 2004
	By:	/s/ Anthony K. Welch
Anthony K. Welch Chairman of the Board Chief Executive Officer